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                                     EXHIBIT 23.1

                        CONSENT OF HORWITZ & BEAM RELATING TO
                ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE
                                  RETAINER AGREEMENT
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                              CONSENT OF HORWITZ & BEAM


     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of our opinion dated January 13, 1999 relating to the registration of the Securities, as therein defined, of MIRAGE HOLDINGS, INC., a Delaware corporation, which is attached as Exhibit 5 therein.

Dated: January 14, 1999                      HORWITZ & BEAM


                                             By:  /s/ Lawrence W. Horwitz
                                                ------------------------
                                                  Lawrence W. Horwitz
                                             Its: Vice President